DISTRIBUTION AGREEMENT

                            OLD MUTUAL ADVISOR FUNDS


         THIS AGREEMENT is made as of this ____ day of ______, 2004 between Old Mutual Advisor Funds (the "Trust"), a Delaware statutory trust, and Old Mutual Investment Partners (the "Distributor"), a Pennsylvania business trust.

         WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue units of beneficial interest ("Shares") in separately designated series ("Funds"), each with its own objectives, investment program, policies and restrictions; and

         WHEREAS, the Trust has registered the Shares of the Funds under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), which includes prospectus(es) ("Prospectus") and statement(s) of additional information ("Statement of Additional Information"); and

         WHEREAS, the Trust has adopted a Service Plan Pursuant to Rule 12b-1 under the 1940 Act (the "Service Plan") with respect to each of its classes of shares, i.e., Class A and Class C, and may enter into related agreements providing for the distribution of the Shares of the Funds; and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the " 1934 Act"); and

         WHEREAS, the Trust wishes to engage the services of the Distributor as principal underwriter and distributor of the Shares of the Funds that now exist and that hereafter may be established, which are listed on Exhibit A to this Agreement as may be amended from time to time, and the Distributor is willing to continue to serve in that capacity.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment of Distributor.

         (a) The Trust hereby appoints the Distributor as principal underwriter and distributor of the Funds of the Trust to sell the Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale. The Distributor shall be the exclusive agent for the distribution of Shares of the Funds; provided, however, that the Trust in its absolute discretion may issue Shares of the Funds otherwise than through the Distributor in connection with
(i) the payment or reinvestment of dividends or distributions, (ii) any merger

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or consolidation of the Trust or a Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity by the Trust or any Fund, and (iii) any offer of exchange authorized by the Board of Trustees of the Trust. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares of a Fund or reject any purchase order for Shares, whenever, in its sole discretion, it deems such action to be desirable.

         (b) The Distributor agrees that it will use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Trust; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the state Blue Sky laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares. The Distributor is currently registered as a broker-dealer or exempt from registration in all jurisdictions listed in Exhibit B hereto. The Distributor shall promptly notify the Trust in the event it fails to maintain its registration in any jurisdiction in which it is currently registered. The Distributor shall sell Shares of the Funds as agent for the Trust at prices determined as hereinafter provided and on the terms set forth herein, all according to applicable federal and state Blue Sky laws and regulations and the Agreement and Declaration of Trust and By-Laws of the Trust. The Distributor may sell Shares of the Funds to or through qualified brokers, dealers or others and shall require each such person to conform to the provisions hereof, the Registration Statement, the then current Prospectus and Statement of Additional Information, and applicable law. Neither the Distributor nor any such person shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

         (c) The Distributor shall order Shares of the Funds from the Trust only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any brokers, dealers, or others to make,
(i) any short sales of Shares or (ii) any sales of Shares to any Trustee or officer of the Trust, the Distributor, or any corporation or association furnishing investment advisory, managerial, or supervisory services to the Trust, or to any such corporation or association, unless such sales are made in accordance with the Trust's then current Prospectus and Statement of Additional Information.

         (d) The Distributor is not authorized by the Trust to give any information or to make any representation other than those contained in the then current Prospectus, Statement of Additional Information, and Fund shareholder reports ("Shareholder Reports"), or in supplementary sales materials specifically approved by the Trust. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been approved by the Trust prior to their use.

         2. Offering Price of Shares. All Shares of each Fund sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale as described in the Trust's then current Prospectus and Statement of Additional Information; provided, however that any public offering price for the Shares shall be based upon the net asset value per Share, as determined in the manner described in the Trust's then current Prospectus and/or Statement of Additional Information. At no time shall the Trust receive less

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than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and/or Statement of Additional Information.

         3. Registration of Shares. The Trust agrees that it will take all actions necessary to register Shares under the Federal and state Blue Sky securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration.

         4. Service Plan Payments.

                  (a) The Trust has adopted a Service Plan pursuant to Rule 12b-1 under 1940 Act to enable each class of Shares of each Fund to directly and indirectly bear certain expenses relating to the distribution of such Shares. Pursuant to such Service Plans, the Trust shall pay a service fee as set forth in the Service Plan. The shareholder servicing fee is intended to compensate the distributor for, among other things, providing or arranging with and paying others to provide to shareholders or the underlying beneficial owners of Class A and Class C Shares: (a) personal support services and (b) account maintenance services.

                  (b) The Distributor shall prepare and deliver written reports to the Board of Trustees of the Trust on a regular basis (at least quarterly) setting forth the payments made to Service Providers pursuant to the Service Plan, and the purposes for which such expenditures were made, as well as any supplemental reports as the Board of Trustees of the Trust may from time to time reasonably request.

         5. Payment of Expenses.

                  (a) Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all of the following expenses: (i) payments to sales representatives of the Distributor and at the discretion of the Distributor to qualified brokers, dealers and others in respect of the sale of Shares of the Funds; (ii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares of the Funds or render shareholder support services not otherwise provided by the Trust's transfer and shareholder servicing agent; and (iii) the cost of obtaining such information, analyses, and reports with respect to marketing and promotional activities as the Trust may from time to time reasonably request.

                  (b) The Trust shall pay, or arrange for others to pay, the following expenses: (i) preparation, printing, and distribution to shareholders of Prospectuses and Statements of Additional Information; (ii) preparation, printing, and distribution of Shareholder Reports and other communications required by law to shareholders; (iii) registration of the Shares of the Funds under the federal securities laws; (iv) qualification of the Shares of the Funds for sale in such states as the Distributor and the Trust may approve; (v) maintaining facilities for the issue and transfer of Shares; (vi) supplying information, prices, and other data to be furnished by the Trust under this Agreement; and (vii) taxes applicable to the sale or delivery of the Shares of the Funds or certificates therefore.

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                  (c) In connection with the Distributor's distribution of sales materials, Prospectuses, Statements of Additional Information, and Shareholder Reports to potential investors in the Trust, the Trust shall make available to the Distributor such number of copies of such materials as the Distributor may reasonably request. The Trust shall also furnish to the Distributor copies of all information, financial statements and other documents the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust. The Trust will enter into arrangements providing that persons other than the Trust will bear any and all expenses of preparing, printing and providing to the Distributor, sales materials, Prospectuses, Statements of Additional Information and Shareholder Reports for distribution to potential investors in the Trust.

         6. Compensation. Except as provided in the Service Plan, it is understood that the Distributor will not receive any commissions or other compensation for acting as the Trust's principal underwriter and distributor.

         7. Repurchase of Shares. The Distributor as agent and for the account of the Trust may repurchase Shares of the Funds offered for resale to it and redeem such Shares at their net asset value, subject to any applicable redemption fee, determined as set forth in the then current Prospectus and Statement of Additional Information.

         8. Indemnification of Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim, or expense, and any reasonable counsel fees and disbursements incurred in connection therewith), including claims of third parties, arising by reason of any person acquiring any Shares, based upon the ground that the Registration Statement, Prospectuses, Statements of Additional Information, Shareholder Reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of its failure to exercise due care in rendering its services and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this section with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust

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from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this section.

         The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

         The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

         9. Indemnification of Trust. The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its directors and officers and each person, if any, who controls the Trust within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense, and reasonable counsel fees and disbursements incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging (i) a wrongful act or deed of the Distributor or any of its employees or sales representatives, or (ii) that the Registration Statement, Prospectuses, Statements of Additional Information, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as any such statements or omissions were made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance or bad faith or gross negligence in the performance of its duties, or (ii) is the Distributor to be liable under its indemnity agreement contained in this section with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account on its indemnity agreement contained in this section.

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         The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants, whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Trust's Shares.

         10. Term and Termination.

                  (a) This Agreement shall become effective as of the date hereof. Unless sooner terminated as herein provided, this Agreement shall remain in full force and effect for two (2) years from the effective date and thereafter for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) either by vote of a majority of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Service Plan or in this Agreement or any other agreement related to the Service Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

                  (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust or a majority of the Rule 12b-1 Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on not less than ninety (90) days' written notice to the other party or upon such shorter notice as may be mutually agreed upon.

                  (c) This Agreement shall automatically terminate in the event of its assignment.

                  (d) The indemnification provisions contained in Sections 8 and 9 of this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

11. Amendment. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. In addition, no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Trust, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement. If the Trust should at any time deem it necessary or advisable

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in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Trust's Agreement and Declaration of Trust or By-Laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member relating to the sale of Shares, and the Fund should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith.

         12. Independent Contractor. Distributor shall be an independent contractor and neither Distributor nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         13. Definition of Certain Terms. For purposes of this Agreement the terms "assignment," "interested person," "majority of the outstanding voting securities," and "principal underwriter" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either the Distributor or the Trust by the SEC, or such interpretative positions as may be taken by the SEC or its staff under the 1940 Act.

         14. Notice. Any notice under this Agreement shall be deemed to be sufficient if it is given in writing, addressed and delivered, or mailed postpaid (a) if to the Distributor, to Old Mutual Investment Partners, [ADDRESS], Attention: President; and (b) if to the Trust, to Old Mutual Advisor Funds, [ADDRESS], Attention: President.

         15. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect construction or effect.

         16. Interpretation. Nothing herein contained shall be deemed to require the Trust or the Distributor to take any action contrary to its Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust.

         17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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         18. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.


                         OLD MUTUAL ADVISOR FUNDS

                         By: ______________________

                         Name:____________________

                         Title: _____________________


                         OLD MUTUAL INVESTMENT PARTNERS

                         By: _______________________

                         Name:_____________________

                         Title: ______________________

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                                    EXHIBIT A
                              Dated _______________
                        To Distribution Agreement Between
                          Old Mutual Advisor Funds and
                         Old Mutual Investment Partners
                               Dated ____________


OM Asset Allocation Conservative Portfolio
OM Asset Allocation Balanced Portfolio
OM Asset Allocation Moderate Portfolio
OM Asset Allocation Growth Portfolio







___________, 2004

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                                    Exhibit B
                              Dated _______________
                        To Distribution Agreement Between
                          Old Mutual Advisor Funds and
                         Old Mutual Investment Partners
                               Dated ____________



All 50 states of the United States of America, Puerto Rico and the District of Columbia

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